UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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IFRESH INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
OF IFRESH INC.

Proxy Statement dated August 12, 2020
and first mailed to shareholders on or about August 19, 2020

Dear Shareholders:

You are cordially invited to attend the special meeting of iFresh’s shareholders.

Holders of shares of iFresh’s common stock will be asked to approve the issuance of 9,210,526 shares of common stock in exchange for 1,000 shares of preferred stock owned by Long Deng. Long Deng is the Chief Executive Officer and a director of iFresh.

On August 7, 2020, the record date for the special meeting of shareholders, the last sale price of iFresh’s common stock was $1.0900.

Each shareholder’s vote is very important. Whether or not you plan to attend the iFresh special meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the iFresh special meeting.

iFresh’s board of directors unanimously recommends that iFresh shareholders vote “FOR” approval of each of the proposals.

/s/Long Deng
Long Deng
Chief Executive Officer
iFresh Inc.

August 12, 2020

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about iFresh that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by iFresh with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

2-39 54th Avenue

Long Island City, NY 11101

Attn: Long Deng
Telephone: (718) 628-6200

If you would like to request documents, please do so no later than September 18, 2020 to receive them before iFresh’s special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about iFresh. You should rely only on the information contained in this proxy statement in deciding how to vote on the proposals. Neither iFresh has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement:

References to “iFresh,” “we,” “us” or “our company” refers to iFresh Inc.

References to “US Dollars” and “$” refer to the legal currency of the United States.

IFRESH INC.

2-39 54th Avenue

Long Island City, NY 11101

NOTICE OF SPECIAL MEETING OF
IFRESH INC. SHAREHOLDERS

To Be Held on September 18, 2020

To iFresh Inc. (“iFresh”) Shareholders:

A special meeting of shareholders of iFresh will be held at 2-39 54th Avenue, Long Island City, NY 11101, on September 18, 2020, at 10 a.m., for the following purposes:

●	To approve the issuance of 9,210,526 shares of common stock in exchange for 1,000 shares of Series A preferred stock owned by Long Deng. This proposal is referred to as the Series A Share Exchange Proposal.

●	To approve the issuance of 3,834,796 shares of common stock in exchange for 1,000 shares of Series B preferred stock owned by Kairui Tong and Hao Huang. This proposal is referred to as the Series B Share Exchange Proposal.

●	To approve the issuance of more than 20% of the issued and outstanding shares of common stock of iFresh pursuant to the Series A Share Exchange Proposal and Series B Share Exchange Proposal, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the Nasdaq Proposal.

●	To approve the adjournment of the special meeting in the event iFresh does not receive the requisite shareholder vote to approve the proposals described above. This proposal is called the Adjournment Proposal.

The Proposals above are sometimes collectively referred to herein as the “Proposals.”

As of August 7, 2020, there were 25,194,085 shares of iFresh common stock issued and outstanding and entitled to vote. Only iFresh common shareholders who hold shares of record as of the close of business on August 7, 2020 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to shareholders on or about August 19, 2020. Approval of the each of the Proposals will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of iFresh present and entitled to vote at the special meeting. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Series A Share Exchange Proposal, the Series B Share Exchange Proposal, the Nasdaq Proposal, and the Adjournment Proposal.

iFresh currently has authorized share capital of 101,000,000 shares, consisting of 100,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 preferred shares with a par value of $0.0001 per share.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation to iFresh at iFresh Inc., 2-39 54th Avenue, Long Island City, NY 11101, Attention: Long Deng, Telephone: (718) 628 6200, that is received by us before we take the vote at the special meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

iFresh’s board of directors unanimously recommends that iFresh shareholders vote “FOR” approval of each of the proposals.

By order of the Board of Directors,

/s/Long Deng
Long Deng
Chief Executive Officer of
iFresh Inc.

August 12, 2020

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR iFresh shareholders

Q: What is the purpose of this document?

A: Holders of shares of iFresh’s common stock will be asked to approve the issuance of 9,210,526 shares of common stock in exchange for 1,000 shares of preferred stock owned by Long Deng, and other related proposals. Long Deng is the Chief Executive Officer and a director of iFresh. These transactions are being undertaken in order to allow iFresh to come back into compliance with certain requirements of the Nasdaq Stock Market. If these transactions are not approved, iFresh may not remain listed on the Nasdaq Stock Market.

This proxy statement contains important information about the proposed the other matters to be acted upon at the special meeting of iFresh shareholders. You should read it carefully.

Q: What is being voted on?

A: Below are the proposals on which iFresh shareholders are being asked to vote:

●	To approve the issuance of 9,210,526 shares of common stock in exchange for 1,000 shares of preferred stock owned by Long Deng. This proposal is referred to as the Series A Share Exchange Proposal.

●	To approve the issuance of 3,834,796 shares of common stock in exchange for 1,000 shares of Series B preferred stock owned by Kairui Tong and Hao Huang This proposal is referred to as the Series B Share Exchange Proposal.

●	To approve the issuance of more than 20% of the issued and outstanding shares of common stock of iFresh pursuant to the Series A Share Exchange Proposal and Series B Share Exchange Proposal, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the Nasdaq Proposal.

●	To approve the adjournment of the special meeting in the event iFresh does not receive the requisite shareholder vote to approve the proposals described above. This proposal is called the Adjournment Proposal.

Q: When and where is the special meeting of iFresh shareholders?

A: The special meeting of iFresh shareholders will take place at 2-39 54th Avenue, Long Island City, NY 11101 on September 18, 2020, at 10 a.m.

Q: Who may vote at the special meeting of shareholders?

A: Only holders of record of iFresh common stock as of the close of business on August 7, 2020 may vote at the special meeting of shareholders. As of August 7, 2020, there were 25,194,085 shares of iFresh common stock outstanding and entitled to vote. Please see “Special Meeting of iFresh Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q: What is the quorum requirement for the special meeting of shareholders?

A: Shareholders representing a majority of the iFresh common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. iFresh common stock will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, shareholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present.

Q: What vote is required to approve the Proposals?

A: Approval of the each of the Proposals will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of iFresh present and entitled to vote at the special meeting. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Series A Share Exchange Proposal, the Series B Share Exchange Proposal, the Nasdaq Proposal, and the Adjournment Proposal.

Q: How can I vote?

A: If you were a holder of record iFresh common stock on August 7, 2020, the record date for the special meeting of iFresh shareholders, you may vote with respect to the applicable proposals in person at the special meeting of iFresh shareholders, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on August 21, 2020, in accordance with the instructions provided to you under “Special Meetings of iFresh Shareholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of iFresh shareholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q: If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A: No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. iFresh believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your iFresh shares in accordance with directions you provide.

Q: What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A: iFresh will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the special meeting of iFresh shareholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

iFresh Inc.

2-39 54th Avenue

Long Island City, NY 11101

Telephone: (718) 628-6200

DELIVERY OF DOCUMENTS TO IFRESH shareholders

Pursuant to the rules of the SEC, iFresh and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement, unless iFresh has received contrary instructions from one or more of such shareholders. Upon written or oral request, iFresh will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that iFresh deliver single copies of the proxy statement in the future. Shareholders may notify iFresh of their requests by contacting iFresh as follows:

iFresh Inc.

2-39 54th Avenue

Long Island City, NY 11101

Attn: Long Deng
Telephone: (718) 628-6200

SECURITIES AND DIVIDENDS

iFresh’s shares are quoted on the Nasdaq Stock Market under the symbol “IFMK.”

iFresh has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon iFresh’s revenues and earnings, if any, capital requirements and general financial conditions. The payment of any dividends is within the discretion of its then board of directors. It is the present intention of iFresh’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, iFresh’s board does not anticipate declaring any dividends in the foreseeable future.

SPECIAL MEETING OF iFresh SHAREHOLDERS

General

We are furnishing this proxy statement to the iFresh shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting of iFresh shareholders to be held on September 18, 2020, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about August 19, 2020 in connection with the vote on the proposals described herein. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of shareholders will be held on September 18, 2020 at 10 a.m., at 2-39 54th Avenue, Long Island City, NY 11101, or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Special Meeting of iFresh Shareholders

At the special meeting of shareholders, we are asking holders of iFresh common stock to approve the following proposals:

●	To approve the issuance of 9,210,526 shares of common stock in exchange for 1,000 shares of preferred stock owned by Long Deng. This proposal is referred to as the Series A Share Exchange Proposal.

●	To approve the issuance of 3,834,796 shares of common stock in exchange for 1,000 shares of Series B preferred stock owned by Kairui Tong and Hao Huang. This proposal is referred to as the Series B Share Exchange Proposal.

●	To approve the issuance of more than 20% of the issued and outstanding shares of common stock of iFresh pursuant to the Series A Share Exchange Proposal and Series B Share Exchange Proposal, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the Nasdaq Proposal.

●	To approve the adjournment of the special meeting in the event iFresh does not receive the requisite shareholder vote to approve the proposals described above. This proposal is called the Adjournment Proposal.

The proposals above are sometimes collectively referred to herein as the “Proposals.”

Recommendation of iFresh’s Board of Directors

iFresh’s board of directors:

●	has determined that each of the Proposals is fair to, and in the best interests of, iFresh and its shareholders;

●	has approved each of the Proposals; and

●	recommends that iFresh’s shareholders vote “FOR” each of the Proposals.

Record Date; Who is Entitled to Vote

We have fixed the close of business on August 7, 2020, as the “record date” for determining those iFresh shareholders entitled to notice of and to vote at the special meeting. As of the close of business on August 7, 2020, there were 25,194,085 shares of iFresh common stock outstanding and entitled to vote. Each holder of iFresh common stock is entitled to one vote per share on each of the Proposals.

Quorum and Required Vote for Shareholder Proposals

A quorum of iFresh shareholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of iFresh shareholders if a majority of the iFresh common stock issued and outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the each of the Proposals will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of iFresh present and entitled to vote at the special meeting. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Series A Share Exchange Proposal, the Series B Share Exchange Proposal, the Nasdaq Proposal, and the Adjournment Proposal.

Voting Your Shares

Each share of iFresh common stock that you own in your name entitles you to one vote for each proposal on which such shares are entitled to vote at the special meeting. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to ensure that your shares of iFresh common stock are voted at the special meeting:

You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the Proposals. Votes received after a matter has been voted upon at either of the special meetings will not be counted.

You can attend the special meetings and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

you may send another proxy card with a later date;

if you are a record holder, you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy; or

you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may or iFresh at (718) 628 6200.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the Proposals. Under iFresh’s Amended and Restated Certificate of Incorporation, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. iFresh and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card.

iFresh will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. iFresh will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

THE SERIES A SHARE EXCHANGE PROPOSAL

Overview

On December 11, 2019, iFresh entered into an agreement with Long Deng pursuant to which it issued 1,000 shares of its preferred stock to Mr. Deng in exchange for the cancellation of $3,500,000 of liabilities. The shares of preferred stock are only convertible into shares of common stock if the conversion is approved by iFresh’s stockholders. If the conversion is approved, the preferred stock will result in the issuance of 9,210,526 shares of common. Long Deng is the Chief Executive Officer and a director of iFresh.

Assuming all the transactions being presented to stockholders in this proxy statement close, Mr. Deng will own approximately 30.94% of iFresh.

This agreement was entered into by iFresh as part of a plan to allow it to regain compliance with the stockholder’s equity requirement of Nasdaq Listing Rule 5550(b).

Required Vote

Approval of the Series A Share Exchange Proposal requires the affirmative vote of the holders of a majority of the shares of iFresh common stock.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Series A Share Exchange Proposal.

THE SERIES B SHARE EXCHANGE PROPOSAL

Overview

On March 26, 2020, we entered into an agreement (the “Acquisition Agreement”) with Kairui Tong and Hao Huang (collectively, the “Sellers”) and Hubei Rongentang Wine Co., Ltd. and Hubei Rongentang Herbal Wine Co., Ltd., pursuant to which the Sellers sold their 100% interest in Hubei Rongentang Wine Co., Ltd. and Hubei Rongentang Herbal Wine Co., Ltd. (collectively, the “Target Companies”) to us in exchange for 3,852,372 shares of the Company’s common stock and 1,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). Upon approval of the Company’s shareholders, the 1,000 shares of Series B Preferred Stock will be converted into 3,834,796 shares of our common stock. The closing took place on April 22, 2020.

This agreement was entered into by iFresh as part of a plan to allow it to regain compliance with the stockholder’s equity requirement of Nasdaq Listing Rule 5550(b).

Required Vote

Approval of the Series B Share Exchange Proposal requires the affirmative vote of the holders of a majority of the shares of iFresh common stock.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Series B Share Exchange Proposal.

THE NASDAQ PROPOSAL

Background and Overview

Pursuant to the Series A Share Exchange Proposal, iFresh is required to issue more than 20% of its issued and outstanding shares of common stock. Because of the issuance of in excess of 20% of the outstanding shares of common stock of iFresh, we are required to obtain stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Pursuant to the Series B Share Exchange Proposal, iFresh is required to issue more than 20% of its issued and outstanding shares of common stock. Because of the issuance of in excess of 20% of the outstanding shares of common stock of iFresh, we are required to obtain stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, iFresh would issue shares representing more than 20% of its outstanding common stock in connection with the Series A Share Exchange Proposal and the Series B Shares Exchange Proposal. The issuance of such shares would result in significant dilution to the iFresh stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of iFresh. The Series A Preferred Stock and the Series B Preferred Stock may not be converted in the absence of stockholders approval. Such securities were issued to enable iFresh to regain compliance with Nasdaq rules, which it did.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of iFresh common stock represented in person or by proxy at the special meeting of iFresh stockholders and entitled to vote thereon.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Nasdaq Proposal.

THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Proposals, the iFresh board of directors may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the holders of iFresh common stock as of the record date represented in person or by proxy at the special meeting of iFresh shareholders and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Adjournment Proposal.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

iFresh’s current directors and executive officers are as follows:

Name	Age	Position
Long Deng	51	Chief Executive Officer, Chief Operating Officer and Chairman of the Board
Yanhong (Amy) Xue	47	Chief Financial Officer
Lilly Deng	50	Vice President of Legal and Finance, and Director
Harvey Leibowitz	85	Director
Mark Fang	51	Director
Jay Walder	58	Director

Long Deng became our Chief Executive Officer, Chief Operating Officer and a director in February 2017 in connection with the closing of the Transactions. Mr. Deng is the founder of NYM and has served as Chief Executive Officer, Chief Operating Officer and Director of NYM for over 20 years since he started the business in 1995. From 1995 to the present, Mr. Deng has been the sole director of NYM, responsible for the strategy, operation, and financial planning of NYM. Under his leadership, NYM has developed into a well-recognized Chinese supermarket chain in north eastern U.S. Mr. Deng is the husband of Mrs. Lilly Deng. Apart from his business activities, Mr. Deng serves as the president of United States Chinese Chamber of Commerce and Co-Chair of New York State Republican Party’s Finance Committee.

We believe Mr. Deng, Long’s qualification to sit on our board of directors includes his extensive knowledge of NYM and the Chinese supermarket industry, his years of management and leadership experience in NYM and his connections in Chinese American business society.

Lilly Deng became our Vice President of Legal and Finance and a director in February 2017 in connection with the closing of the Transactions. She joined NYM in 1995 and is Co-founder of Strong America Ltd., the first wholesale facility of NYM. Mrs. Lilly Deng currently is Vice President of Legal and Finance and oversees iFresh’s finances. Mrs. Lilly Deng is in charge of supervising financial issues and compliance with regulations. She also led the development of internal logistics management program. Mrs. Deng attended Cambridge Business College in 1993. Mrs. Lilly Deng is the wife of Mr. Long Deng.

We believe Mrs. Lilly Deng’s qualification to sit on our board of directors includes her knowledge of NYM, especially its wholesale business, her extensive expertise in company financial management, and established relationships with service providers.

Yanhong (Amy) Xue, has served as Chief Financial Officer of the Company since March 2020. She served as the Chief Financial Officer of XT Energy Group, Inc. (OTCQB: XTEG) from July 2018 to March 2020. She has also been serving as a Partner at Wall Street CPA Services, LLC, a middle market accounting and advisory firm, since October 2010. While at Wall Street CPA Services, LLC, she served as Chief Financial Officer of General Agriculture Corp. (OTCBB: GELT), an agriculture company, from December 2010 to April 2017, and Chief Financial Officer of China For-Gen Corp., a biotechnology company, and Vice President in Finance of Huifeng Bio-Pharmaceutical Technology (OTCBB: HFGB), a pharmaceutical company. Prior to that, she was a senior manager in the SEC Audit Services department of Acquaella, Chiarelli, Shuster, Berkower & Co., LLP, a certified public accounting & advisory firm, from September 2007 to October 2010. Ms. Xue received a bachelor’s degree in history from Peking University and a master’s degree in accounting from State University of New York at Binghamton. She is a Certified Public Accountant in the State of New York and a member of American Institute of Certified Public Accountants.

Mark Fang became our director in May 2017. Mr. Fang is a New York attorney and the present Director of the Department of Consumer Protection in Westchester County. He previously served as the executive director of the Westchester County Human Rights Commission. Mr. Fang is also a former New York State Assistant Attorney General, Assistant District Attorney in Westchester County, and Counsel to the Consumer Affairs Committee of the New York City Council. Mr. Fang is a commissioned officer in the United States Army Reserves holding the rank of Lieutenant Colonel and a veteran of the nation’s war on terrorism.

We believe Mr. Fang’s qualifications to sit on our board of directors include his expertise and experience in law, regulatory and compliance systems, and issues in a full spectrum of organizations from industry to government to the military will greatly enhance the Board’s operations and oversight and benefit our company as we expand our grocery operations and create long-term value for our shareholders.

Jay Walder became our director in March 2018. He has been the Managing Member of Walder Worldwide LLC since June 2010. From December 2008 to December 2010, Mr. Walder was a Real-Estate salesperson at Nest Seekers International. From 1988 to 2008 he worked at Standard & Poor’s, most recently as a Sales Executive. Prior to that, he worked at ADP, Edward Blank Associates and Telspan. Mr. Walder graduated with a degree in Political Science from the State University of New York at Stony Brook.

We believe Mr. Walder’s qualifications to sit on our board of directors include his experience with and connections in the New York business community.

Harvey Leibowitz became our director in April 2018. Mr. Leibowitz has been a director of Yangtze Port and Logistics Limited (YRIV) since December 2015. From 1994 to 1999, he was an internal auditor at Sterling National Bank in the Commercial Finance Department. From 1980 to 1994, Mr. Leibowitz worked for a number of companies in connection with their commercial secured loan financing activities, such as International Paper Company, Century Factors, Inc., and Foothill- Financial Advisors, Inc. From 1963 to 1979, Mr. Leibowitz worked in various capacities for Sterling National Bank, most recently as a Senior Vice President. From 1955 to 1962, Mr. Leibowitz worked at a number of accounting firms and, among other things, worked on audits for clients of the accounting firm. Mr. Leibowitz graduated from the City University of New York Baruch College in 1955 with a bachelor's degree in Accounting.

We believe Mr. Leibowitz’s qualifications to sit on our board of directors include his extensive experience in accounting, auditing and internal controls.

Mr. Fang, Mr. Walder and Mr. Leibowitz are independent directors. The Company has determined that Mr. Leibowitz is an “independent director” and an “audit committee financial expert” as defined and determined in accordance with the Marketplace Rules of The NASDAQ Stock Market, Inc. and the Securities Exchange Act of 1934, as amended. Mr. Leibowitz serves as Chairman of Audit Committee.

Board Leadership Structure and Role in Risk Oversight

One person currently holds the positions of principal executive officer and chairman of the Board of Company. The Board does not have a policy on whether the roles of the Chief Executive Officer and Chairman should be separate. Instead, the Company’s By-Laws provide that the directors may designate a Chairman of the Board from among any of the directors. Accordingly, the Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in the same person or in two different individuals depending on what it believes is in the best interest of the Company. The Board has determined that the consolidation of these roles is appropriate because it allows Mr. Deng to bring a wider perspective to the deliberations of the Board on matters of corporate strategy and policy.  The Board believes that there is no single Board leadership structure that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address the Company’s and the Board’s then current circumstances as and when appropriate.

The Company’s management is responsible for identifying, assessing and managing the material risks facing the business. The Board and, in particular, the Audit Committee are responsible for overseeing the Company’s processes for assessing and managing risk.  Each of the Chief Executive Officer and Chief Financial Officer, with input as appropriate from other appropriate management members, report and provide relevant information directly to either the Board and/or the Audit Committee on various types of identified material financial, reputational, legal, operational, environmental and business risks to which the Company is or may be subject, as well as mitigation strategies for certain salient risks.  In accordance with NASDAQ Capital Market requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses the Company’s business and financial risk management and risk assessment policies and procedures with senior management, the Company’s independent auditor.  The Audit Committee reports its risk assessment function to the Board.  The roles of the Board and the Audit Committee in the risk oversight process have not affected the Board leadership structure. Although the board has not formally designated a lead independent director, Mr. Fang, the chairman of the audit committee, has led the executive session of the independent directors.

The Board of Directors held 7 meetings during the fiscal year ended March 31, 2019, and acted by written consent 4 times.

It is the policy of the Board of Directors that all directors should attend the annual meeting of stockholders in person or by teleconference.

Audit Committee

Effective August 12, 2015, we established an audit committee of the board of directors, which currently consists of Harvey Leibowitz, Mark Fang and Jay Walder, each of whom is an independent director under the NASDAQ’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NASDAQ listing standards. NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Harvey Leibowitz qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective August 12, 2015, we have established a Nominating and Corporate Governance Committee of the board of directors, which currently consists of Mark Fang, Jay Walder and Harvey Leibowitz, each of whom is an independent director under NASDAQ’s listing standards. Mr. Fang serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Guidelines for Selecting Director Nominees.

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee Charter, generally provide that the persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

Compensation Committee

Effective as of August 12, 2015, we established a Compensation Committee of the board of directors, which consists of Jay Walder, Mark Fang and Harvey Leibowitz, each of whom is an independent director under NASDAQ’s listing standards. Mr. Walder serves as Chairman of the Compensation Committee. The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We believe that, during the fiscal year ended March 31, 2019, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Ethics

On August 12, 2015, our board of directors adopted a code of ethics that applies to our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that governs aspects of our business. We will provide a copy of our code of ethics to any person, upon request, without charge. Requests should be sent in writing to iFresh, Inc., 2-39 54th Avenue Long Island City, NY11101.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation accrued for our named executive officers in each of fiscal 2020 and 2019.

Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock and Option Awards ($)		All Other Compensation ($)	Total ($)
Long Deng	2019	691,400	—	—		—	691,400
(Director, Chief Executive Officer and Chief Operating Officer)	2020	763,800	—	—		—	763,800

Lilly Deng	2019	130,000	—	—		—	130,000
(Vice President of Legal and Finance)	2020	144,000	—	—		—	144,000

Amy Xue(1)	2020	0	—	—		—	0
(Chief Financial Officer)

Long Yi(2)	2019	0	—	30,000	(3)	—	$30,000
(Chief Financial Officer)	2020	0	—	35,600	(4)	—	$35,600

(1)	Ms. Xue was appointed as Chief Financial Officer on March 10, 2020.

(2)	Mr. Yi resigned from iFresh on January 9, 2020

(3)	30,000 share of common stock were issued having a value of $30,000 based on 02/18/2019 market price $1/share.

(4)	20,000 share of common stock were issued having a value of $35,600 based on 10/04/2019 market price $1.78/share.

Grants of Plan Based Awards

None of iFresh’s named executive officers participate in or have account balances in any plan based award programs except that Adam (Xin) He, our former Chief Financial Officer, was granted 300,000 shares of the Company’s common stock under the Company’s equity incentive plan.

Employment Agreements

None of iFresh’s named executive officers have employment agreements with iFresh.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

None of iFresh’s named executive officers has ever held options to purchase interests in it or other awards with values based on the value of its interests.

Pension Benefits

None of iFresh’s named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by it.

Nonqualified Deferred Compensation

None of iFresh’s named executive officers participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 7, 2020, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of August 7, 2020 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 25,194,085 shares of common stock outstanding on August 7, 2020.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Long Deng	1,432,650		5.69%
Lilly Deng	1,432,650	(2)	5.69
Amy Xue	-		-
Mark Fang	6,000		*
Jay Walder	-		-
Harvey Leibowitz	-		-
All directors and executive officers as a group (seven individuals)	1,438,650		5.71%

Five Percent Holders:
HK Xu Ding Co. Limited	8,294,989	(3)	32.92%
Kairui Tong(4)	2,311,423		9.17%
Hao Huang(5)	1,540,949		6.12%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o iFresh Inc. at 2-39 54th Avenue Long Island City, NY 11101.

(2)	Consists of 1,432,650 shares beneficially owned by Mr. Long Deng, Lilly Deng’s husband. .

(3)	Pursuant to a Schedule 13D filed by the beneficial owner dated February 21, 2019. Pursuant to such schedule, the address of the beneficial owner is C/O Junfeng Liu, Unit 5, 27/f., Richmond Comm. Bldg., 109 Argyle Street, Mongkok, Kowloon, Hong Kong and Juefeng Liu is the authorized signatory for the beneficial owner.

(4)	The address for the reporting person is No.32 North Guihua Rd Xianan District Xianning City Hubei,PR of China.

(5)	The address for the reporting person is No.53 Dangui Xiangti 10th Street, Biguiyuan Xianan District Xianning City Hubei,PR of China

CERTAIN TRANSACTIONS

Management Fees, Advertising Fees and Sale of Non-Perishable and Perishable Products to Related Parties

The following is a detailed breakdown of significant management fees, advertising fees and sale of products for the nine months ended December 31, 2019, and the years ended March 31, 2019 and 2018 to related parties which are directly or indirectly owned by Mr. Long Deng, the shareholder of iFresh, and not eliminated in the unaudited condensed consolidated financial statements.

	Year ended March 31, 2019
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
New York Mart, Inc.	$11,651	$880	$2,248,885
Pacific Supermarkets Inc.	77,998	14,040	1,327,401
NY Mart MD Inc.	86,529	10,920	193,741
El Monte	4,410	-	315,641
iFresh Harwin Inc.	2,862	2,600	9,677
Spring Farm Inc.	5,052	1,600	2,005
New York El Monte Inc.	4,944	-	-
Tampa Seafood	3,610	-	-
Pine Court Chinese Bistro	-	-	52,996
	$197,056	$30,040	$4,150,346

	Year ended March 31, 2018
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
New York Mart, Inc.	$62,357	$29,793	$2,188,562
Pacific Supermarkets Inc.	89,116	32,913	3,442,263
NY Mart MD Inc.	64,053	10,501	3,588,064
El Monte	21,751	3,400	134,870
iFresh Harwin Inc	4,240	3,405	163,507
Spring Farm Inc.	-	-	12,131
Spicy Bubbles, Inc.	-	-	95,418
Tampa Seafood	4,050	-	6,703
Pine Court Chinese Bistro	-	-	182,248
	$245,567	$80,012	$9,813,766

	Nine months ended December 31, 2019
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
Dragon Seeds Inc.	3,650	-	-
NY Mart MD Inc.	59,300	8,920	822,200
NYM Elmhurst Inc.	69,599	4,102	644,753
Spring Farm Inc.	6,050	-	58,134
Pine Court Chinese Bistro	-	-	51,897
Others	30,750	-	-
	$169,349	$13,022	$1,576,985

	Nine months ended December 31, 2018
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
New York Mart, Inc.	$11,651	$880	$193,741
Pacific Supermarket Inc.	77,998	14,040	1,314,938
NY Mart MD Inc.	72,119	10,920	1,622,255
New York Mart El Monte Inc.	4,944	1,600	-
iFresh Harwin Inc.	2,862	2,600	9,677
Spring Farm Inc.	3,702	-	2,708
Spicy Bubbles, Inc.	-	-	-
NYM Tampa Seafood Inc.	550		-
Pine Court Sunrise, Inc.	-	-	43,274
Elhurst	8,877	860	-
	$182,703	$30,900	$3,186,592

Long-Term Operating Lease Agreement with a Related Party

The Company leases warehouse and stores from related parties that is owned by Mr. Long Deng, the CEO of the Company, and will expire on April 30, 2026. Rent incurred to the related party was $605,492 and $877,381 for the nine months ended on December 31, 2019 and 2018 respectively, and $201,831 and $292,460 for the three months ended on December 31, 2019 and 2018, respectively.

Conversion of Debt

On December 11, 2019, the Company entered into an agreement (the “Conversion Agreement”) with Mr. Deng, the CEO of the Company, pursuant to which the Mr. Deng agreed to convert $3,500,000 of debt owed to him by the Company into 1,000 preferred shares of the Company’s common stock. Upon receiving stockholder approval for the conversion, the 1,000 shares of preferred stock will automatically convert into 9,210,526 shares of the Company’s common stock. On January 9, 2020, the Company and Mr. Deng amended the Conversion Agreement to extend the date on which it could be completed to January 15, 2020. On January 13, 2020, the Company filed a Certificate of Designation creating the class of Preferred Stock required by the Conversion Agreement, and $3,500,000 of liabilities owed to Mr. Deng were converted into 1,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock has no voting rights, and will convert automatically into 9,210,526 shares of the Company’s common stock once the conversion is approved by the Company’s stockholders. In the event of the liquidation of the Company, the Preferred Stock has a preference equal to $3,500,000 over the Company’s common stock.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

No matters other than the Proposals may be brought before the special meeting. .

WHERE YOU CAN FIND ADDITIONAL INFORMATION

iFresh  is subject to the informational requirements of the Exchange Act, and is required to file reports, proxy statements and other information with the SEC. You can read iFresh’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

iFresh has not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of this proxy statement, and neither the mailing of this proxy statement to iFresh shareholders nor the approval of the Proposals shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
IFRESH INC.
TO BE HELD ON September 18, 2020

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, 3 and 4. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	THE SERIES A SHARE EXCHANGE PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	THE SERIES B SHARE EXCHANGE PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	THE NASDAQ PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	THE ADJOURNMENT PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: __________, 2020

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

iFresh Inc.

Special Meeting of Stockholders

September 18, 2020

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

To Be Held on September 18, 2020

The undersigned, hereby appoints Long Deng, Chief Executive Officer, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.0001 per share, of iFresh Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company to be held on September 18, 2020, at 10:00 a. m. ET, at the offices of 2-39 54th Avenue, Long Island City, NY 11101, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR the Series A Share Exchange Proposal, FOR the Series B Share Exchange Proposal, FOR the Nasdaq Proposal, and FOR the Adjournment Proposal, in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.

Please check here if you plan to attend the Special Meeting of Stockholders on September 18, 2020 at 10:00 a.m. (ET). [   ]

(Continued and to be signed on Reverse Side)